UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2009, Applied Materials, Inc., a Delaware corporation (“Applied Materials”), Jupiter Acquisition Sub, Inc., a Montana corporation and wholly-owned subsidiary of Applied Materials (“Acquisition Sub”), and Semitool, Inc., a Montana Corporation (“Semitool”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) that contemplates the acquisition of all outstanding shares of common stock of Semitool. Semitool is a leading supplier of electrochemical plating and wafer surface preparation equipment used by chip packaging and chip making companies around the world.

The Merger Agreement provides that Acquisition Sub will commence a cash tender offer (the “Offer”) to purchase all outstanding shares of common stock of Semitool at a price of $11.00 per share (such price, or any other price per share that is paid in the Offer, referred to as the “Offer Price”), without interest thereon and subject to any required withholding taxes.

Pursuant to the Merger Agreement, Acquisition Sub will commence the Offer as promptly as reasonably practicable after the date of the Merger Agreement. The obligation of Applied Materials to cause Acquisition Sub to accept for payment any shares of Semitool common stock in the Offer is subject to customary closing conditions, including that: (i) more than 66.67% of the shares of common stock outstanding (determined on a fully-diluted basis using a formula set forth in the Merger Agreement) shall have been validly tendered (and not withdrawn); and (ii) the waiting periods under applicable antitrust laws, including in the U.S. and Germany, have expired.

The Merger Agreement also provides that after completion of the Offer, Acquisition Sub will be merged with Semitool, and the surviving corporation will be a wholly-owned subsidiary of Applied Materials (the “Merger”). Upon completion of the Merger, all remaining outstanding shares of Semitool common stock not tendered in the Offer (other than shares that are: (i) held by Applied Materials, Acquisition Sub or any wholly-owned subsidiary of Applied Materials or Acquisition Sub; (ii) held by Semitool or any of its subsidiaries; or (iii) held by shareholders of Semitool, if any, who properly exercise their dissenters’ rights under Montana law) will be acquired for cash at the Offer Price and on the terms and conditions set forth in the Merger Agreement.

As an inducement to Applied Materials and Acquisition Sub to enter into the Merger Agreement, on November 16, 2009, Applied Materials and Acquisition Sub entered into separate Tender and Support Agreements (the “Tender Agreements”) with each of the directors and executive officers of Semitool (the “Shareholders”). Pursuant to the Tender Agreements, the Shareholders agreed to tender their shares of Semitool common stock pursuant to the Offer and, if necessary, vote them in favor of the Merger, subject to the terms and conditions in the Tender Agreements and the Merger Agreement. As of November 16, 2009, the Shareholders collectively beneficially own or have the power to vote approximately 32% of the outstanding shares of Semitool common stock.

NOTICE

Important Information about the Tender Offer

This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, shares of Semitool. Holders of shares of Semitool are urged to read the relevant tender offer documents when they become available because they will contain important information that holders of Semitool securities should consider before making any decision regarding tendering their securities. At the time the offer is commenced, Applied Materials and its acquisition subsidiary will file tender offer materials with the Securities and Exchange Commission (the “SEC”), and Semitool will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Semitool at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of these documents may also be obtained by mailing a request to the information agent for the tender offer, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022; by calling toll free at (877) 687-1875 (shareholders) or collect at (212) 750-5833 (banks and brokers); and at www.appliedmaterials.com and www.semitool.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Semitool and Applied Materials file annual and special reports and other information with the SEC. You may read and copy any reports or other information filed by Applied Materials or Semitool at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Applied Materials’ and Semitool’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Item 7.01 Regulation FD Disclosure.

On November 17, 2009, Applied Materials and Semitool issued a joint press release announcing execution of the Merger Agreement, the text of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Applied Materials under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint Press Release issued by Applied Materials, Inc. and Semitool, Inc., dated November 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: November 17, 2009

	By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release issued by Applied Materials, Inc. and Semitool, Inc., dated November 17, 2009.